                                                                    EXHIBIT 3.11
================================================================================

                                 State of Alaska

                 Department of Commerce and Economic Development

                Division of Banking, Securities and Corporations

I certify that the attached 60 pages are true copies of records on file with the Department of Commerce and Economic Development, Division of Banking, Securities, and Corporations.

                                    Deborah B. Sedwick
                                    Commissioner

[SEAL]                              Certified by: /s/ Gina Markovich
                                                  ---------------------------
                                    Date: May 6, 1999
                                          -----------------------------------

================================================================================

================================================================================

                                 ---------------
                                 State of Alaska
                                 ---------------

                                     [SEAL]

                 -----------------------------------------------
                 Department of Commerce and Economic Development
                 -----------------------------------------------

                                   Certificate

      The undersigned, as Commissioner of Commerce and Economic Development, of the State of Alaska, hereby certifies that duplicate originals of the Articles of Incorporation of Telephone Utilities of Alaska, Inc.

duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

      ACCORDINGLY the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law hereby issues this Certificate of Incorporation of

                       Telephone Utilities of Alaska, Inc.

and attaches hereto a duplicate original of the Articles of Incorporation.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this 7th day of April A.D. 1980


[SEAL]                              /s/ Charles R. Webber

                                    CHARLES R. WEBBER
                                    COMMISSIONER OF COMMERCE
                                    AND ECONOMIC DEVELOPMENT

================================================================================

                                                             FILED FOR RECORD

                                                                APR 7, 1980

                                                              STATE OF ALASKA
                                                          DEPARTMENT OF COMMERCE
                                                          & ECONOMIC DEVELOPMENT

                            ARTICLES OF INCORPORATION
                                       OF
                       TELEPHONE UTILITIES OF ALASKA, INC.

            The undersigned natural person of the age of nineteen years or more, acting as incorporator under the Alaska Business Corporation Act, adopts the following Articles of Incorporation:

                                    ARTICLE I

            The name of the corporation is Telephone Utilities of Alaska, Inc. and its duration shall be perpetual.

                                   ARTICLE II

            The purposes for which the corporation is organized are:

            A. To engage in the business of providing and maintaining telephone service through the operation of one or more telephone exchanges in the State of Alaska.

            B. To engage in any lawful activity for which corporations may be organized under the Alaska Business Corporation Act.

                                   ARTICLE III

            The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares, without par value.

                                   ARTICLE IV

            The address of the initial registered agent of the corporation is 200 National Bank of Alaska Building, c/o CT Corporation System, Juneau, Alaska, 99801 and the name of the initial registered agent at such address is CT Corporation System.

                                    ARTICLE V

            The number of directors constituting the initial board of directors of the corporation is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

           Name                              Address
           ----                              -------

       A.M. Gleason                  Suite 240, 1220 SW Morrison
                                     Portland, Oregon 97205

       Lewis C. Neace                P.O. Box E
                                     Ilwaco, Washington 98624

       Vern K. Dunham                P.O. Box E
                                     Ilwaco, Washington 98624

                                   ARTICLE VI

           The name and address of each incorporator is:

           Name                              Address
           ----                              -------

       John Detjens III              Suite 2300, 900 SW Fifth Avenue
                                     Portland, Oregon 97204

                                   ARTICLE VII

            No holder of any shares of any class of stock or other security of the corporation now or hereafter authorized shall have any preemptive right or be entitled as a matter of right as such holder to purchase, subscribe or otherwise acquire any shares of any stock of the corporation of any class now or hereafter authorized or any securities convertible into or exchangeable for any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now or hereafter authorized or issued and thereafter acquired by the corporation, other than such, if any, as may be determined from time to time by the board of directors in its discretion.

                                  ARTICLE VIII

            The corporation has no affiliate which is a nonresident alien or a corporation whose place of incorporation is outside the United States.

            The undersigned incorporator declares under penalty of perjury that he has examined the foregoing and to the best of his knowledge and belief, it is true, correct and complete.

            DATED; April 3, 1980.

                                             /s/ John Detjens, III
                                             ---------------------------------
                                             John Detjens, III

STATE OF OREGON        )
                       )  ss.
County of Multnomah    )

April 9, 1980.

            Personally appeared the above named JOHN DETJENS, III and acknowledged the foregoing instrument to be his voluntary act and deed. Before me:

                                             /s/ Gladys I. DeBoer
                                             ---------------------------------
                                             Notary Public for Oregon
                                             My Commission expires 2-18-82

================================================================================

                                 ---------------
                                 State of Alaska
                                 ---------------

                                     [SEAL]

                 -----------------------------------------------
                 Department of Commerce and Economic Development
                 -----------------------------------------------

                                   Certificate

      The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Merger of Greatland Telephone Company, a domestic corporation and Telephone Utilities of Alaska, Inc., a corporation, duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

      ACCORDINGLY the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Merger of

                           Greatland Telephone Company
                                      into
                       Telephone Utilities of Alaska, Inc.

and attaches hereto a duplicate original of the Articles of Merger.
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal, at Juneau, the Capital, this 6th day of August A.D. 1980


[SEAL]                              /s/ Charles R. Webber

                                    CHARLES R. WEBBER
                                    COMMISSIONER OF COMMERCE
                                    AND ECONOMIC DEVELOPMENT

================================================================================

                                                             FILED FOR RECORD

                                                                AUG 6, 1980

                                                              STATE OF ALASKA
                                                          DEPARTMENT OF COMMERCE
                                                          & ECONOMIC DEVELOPMENT

                               ARTICLES OF MERGER
                                       OF
               GREATLAND TELEPHONE COMPANY (AN ALASKA CORPORATION)
                                  WITH AND INTO
           TELEPHONE UTILITIES OF ALASKA, INC. (AN ALASKA CORPORATION)

            Pursuant to the provisions of the Alaska Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Greatland Telephone Company, an Alaska corporation, with and into Telephone Utilities of Alaska, Inc., an Alaska corporation.

      1. The Agreement and Plan of Merger attached hereto, marked Exhibit A and by this reference made a part hereof, was approved by the written consent of the sole shareholder of Greatland Telephone Company and by the written consent of the sole shareholder of Telephone Utilities of Alaska, Inc., in the manner prescribed by the Alaska Business Corporation Act.

      2. The number of shares of Greatland Telephone Company outstanding and entitled to vote was 1,000 shares of Common Stock, all of which shares were voted in favor of the Agreement and Plan of Merger by the written consent of the sole shareholder of Greatland Telephone Company.

      3. The number of shares of Telephone Utilities of Alaska, Inc. outstanding and entitled to vote was 500 shares of Common Stock, all of which shares were voted in favor of the Agreement and Plan of Merger by the written consent of the sole shareholder of Telephone Utilities of Alaska, Inc.

            DATED this 31st day of July, 1980.


                                        GREATLAND TELEPHONE COMPANY
                                          an Alaska corporation

                                        By /s/ John M. Wetherington
                                           -------------------------------------
                                           John M. Wetherington, President

                                        By /s/ Homer R. Gilchrist
                                           -------------------------------------
                                           Homer R. Gilchrist, Secretary


                                        TELEPHONE UTILITIES OF ALASKA, INC.,
                                          an Alaska corporation

                                        By /s/ A. M. Gleason
                                           -------------------------------------
                                           A. M. Gleason, President

                                        By /s/ Brian M. Wirkkala
                                           -------------------------------------
                                           Brian M. Wirkkala, Secretary

            Each of the undersigned declares under penalty of perjury that he has examined the foregoing Articles of Merger and to the best of his knowledge and belief they are true, correct and complete.


                                       /s/ John M. Wetherington
                                       -----------------------------------------
                                       John M. Wetherington


                                       /s/ A. M. Gleason
                                       -----------------------------------------
                                       A. M. Gleason

STATE OF Alaska       )
                      )  ss.
COUNTY OF [ILLEGIBLE] )

      I, [ILLEGIBLE], a notary public, do hereby certify that on this 4 day of Aug, 1980, personally appeared before me JOHN M. WETHERINGTON who being by me first duly sworn declared that he is the President of GREATLAND TELEPHONE COMPANY, which is one of the corporations to the foregoing merger, that he signed the foregoing document as President of the corporation and that to the best of his knowledge and belief it is true, correct and complete.

                                        /s/ [ILLEGIBLE]
                                        ------------------------------------
                                        Notary Public for Alaska
                                        My Commission expires: 11-16-82

[SEAL]

STATE OF OREGON      )
                     )  ss.
COUNTY OF MULTNOMAH  )

      I, Jacqualene K. Christensen, a notary public, do hereby certify that on this 28th day of July, 1980, personally appeared before me A. M. GLEASON who being by me first duly sworn declared that he is the President of TELEPHONE UTILITIES OF ALASKA, INC., which is one of the corporations to the foregoing merger, that he signed the foregoing document as President of the corporation and that to the best of his knowledge and belief it is true, correct and complete.

                                        /s/ Jacqualene K. Christensen
                                        ------------------------------------
                                        Notary Public for Oregon
                                        My Commission expires: 3-13-81

[SEAL]

                                                                       EXHIBIT A

                                                             FILED FOR RECORD

                                                                AUG 6, 1980

                                                              STATE OF ALASKA
                                                          DEPARTMENT OF COMMERCE
                                                          & ECONOMIC DEVELOPMENT

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of the 7th day of April 1980, among (i) TELEPHONE UTILITIES OF ALASKA, INC., an Alaska Corporation ("TU-Alaska"), (ii) TELEPHONE UTILITIES, INC, a Washington corporation ("TU") and the owner of all of the outstanding shares of TU-Alaska, (iii) GREATLAND TELEPHONE COMPANY, an Alaska corporation ("Greatland"), and (iv) NEWBERY ENERGY CORPORATION, an Arizona corporation ("Newbery").

            In consideration of the mutual promises herein made and of the mutual benefits to be derived therefrom, the parties hereto agree as follows:

                                   ARTICLE I

                            Organization of TU-Alaska

            TU-Alaska is a wholly owned subsidiary of TU, organized to acquire Greatland in a statutory merger transaction under Section 368(a)(1)(A) and
Section 368(a)(2)(D) of the Internal Revenue Code of 1954, as amended. In connection with the merger transaction TU agrees to transfer up to 122,000 shares of the voting Common Stock of TU to TU-Alaska as a contribution to capital on or before the effective date of the merger, the number of such shares to be determined by the requirements of Article VII hereof.

                                   ARTICLE II

                Agreement for Merger of Greatland into TU-Alaska

            As soon as practicable after the conditions set forth in Articles XV and XVI of this Agreement and Plan of Merger (the "Agreement") have been satisfied or waived the parties shall cause Greatland to be merged into TU-Alaska. TU-Alaska shall be the surviving corporation (the "Surviving Corporation") and upon the effective date of merger the separate existence of Greatland shall cease. The merger shall become effective (the "Effective Date of Merger") upon the filing with the Commissioner of Commerce of Alaska of Articles of Merger in the form attached hereto as Exhibit A with a copy of the Agreement attached as an exhibit thereto. The parties agree to execute and file Articles of Merger in such form in duplicate as soon as is reasonably possible after all of the conditions set forth in Articles XV and XVI hereof have been met. Each of the parties agrees to use all reasonable efforts to cause the conditions set forth in such Articles XV and XVI to be performed by it to be satisfied as quickly as reasonably possible following execution of this Agreement.

                                   ARTICLE III

               Authorized Capital Stock of TU-Alaska and Greatland

            The total authorized capital stock of TU-Alaska is presently 1000 shares of common stock without par value, of which 500 shares are issued and outstanding.

            The total number of shares of capital stock which Greatland is presently authorized to issue is 10,000 shares of common stock without par value, of which 1,000 shares are issued and outstanding.

                                   ARTICLE IV

               Articles of Incorporation of Surviving Corporation

            The Articles of Incorporation of TU-Alaska are as set forth in Exhibit B attached hereto. Such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation and no changes therein shall be effected by the merger.

                                    ARTICLE V

                         Bylaws of Surviving Corporation

            The Bylaws of TU-Alaska, as in effect on the effective date of the Agreement, shall be and become the Bylaws of the Surviving Corporation until altered or amended as therein provided.

                                   ARTICLE VI

               Directors and Officers of the Surviving Corporation

            The number of directors of the Surviving Corporation shall be as specified in the Bylaws of the Surviving Corporation, and the names of the directors of the Surviving Corporation, who shall hold office until their respective successors are elected and duly qualified, shall be as follows:

                             A. M. Gleason
                             Lewis C. Neace
                             Vern K. Dunham

            The names of the officers of the Surviving Corporation, who shall hold office until their respective successors are appointed and qualified, and the office to be held by each, shall be as follows:

              A. M. Gleason                 President

              Lewis C. Neace                Senior Vice President

              Charles E. Peterson           Vice President

              Vern K. Dunham                Vice President

              Brian M. Wirkkala             Secretary and Treasurer

                                   ARTICLE VII

                    Conversion of Shares; Cash Consideration

      7.1 On the Effective Date of Merger the 1,000 shares of issued and outstanding common stock of Greatland shall be converted into 122,000 shares of Common Stock of TU, unless:

            (i) the average of the over-the-counter bid and asked price for TU Common Stock for the ten business days preceding the Effective Date of Merger is less than $11.50 per share, in which case such common stock of Greatland shall be converted into 122,000 shares of Common Stock of TU and the shareholder of Greatland shall receive an amount in cash equal to the difference between $1,403,000 and such average price per share multiplied by 122,000; or

            (ii) the average of the over-the-counter bid and asked price for TU Common Stock for the ten business days preceding the Effective Date of Merger is more than $13.00 per share, in which case such common stock of Greatland shall be converted into such number of shares of Common Stock of TU as shall equal $1,586,000 divided by such average price per share.

            Newbery, as the sole shareholder of Greatland, shall be entitled to certificates representing shares of TU Common Stock and the cash specified in
(i) above upon surrender of its certificate or certificates representing shares of common stock of Greatland.

      7.2 In addition to the consideration for conversion of shares of Greatland set forth under 7.1 above, Newbery, as the sole shareholder of Greatland, shall be entitled to receive on the Effective Date of Merger $100,000 in cash plus, as soon as calculated after the Effective Date of Merger, an amount in cash equal to the increase in the net worth of Greatland, including Greatland's debt to its sole stockholder, Newbery, between January 1, 1980 and the Effective Date of Merger.

                                  ARTICLE VIII

               Employee Benefits to be Made Available by Surviving
                      Corporation to Employees of Greatland

            TU-Alaska shall make available to employees of Greatland who continue in the service of TU-Alaska such employee benefits currently available and to be made available to employees of TU or TU-Alaska on a basis which is not less favorable to the employees of Greatland than the benefits being provided to the employees of TU or TU-Alaska on the Effective Date of Merger. In determining benefits payable under the Surviving Corporation's retirement plan, services rendered by Greatland's emp1oyee's to Greatland shall be treated as if such services had been rendered to the Surviving Corporation.

                                   ARTICLE IX

                   Representations and Warranties of Greatland

            Greatland represents and warrants to and agrees with TU-Alaska as follows:

      9.1 Greatland has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alaska, with full power and authority to own its properties and conduct its business, is not qualified to do business as a foreign corporation in any other jurisdiction, and has no subsidiaries.

      9.2 The authorized capital stock of Greatland is as set forth in Article III above and it has issued and outstanding only those shares of common stock as set forth therein, all of which are owned by Newbery.

      9.3 Financial statements attached hereto as Exhibit C consisting of a statement of income for the six months ending December 31, 1979 and a balance sheet dated December 31, 1979, are complete and correct in all material respects and fairly present the financial position and the results of operations of Greatland at the date and for the period to which they apply, except that such financial statements do not include accruals for income taxes and interest on inter-company debt and do not contain all disclosures required under generally accepted accounting principles.

      9.4 Greatland has delivered to TU-Alaska complete, true and correct copies of its Articles of Incorporation and Bylaws, in effect as of a recent date, and no amendment to either is contemplated or will be made between such date and the Effective Date of Merger.

      9.5 No agreement exists restricting the sale or transfer of any shares of Greatland, and on the effective date of merger all of said shares will be owned by the shareholder of Greatland free and clear of all liens, charges, encumbrances and assessments. On the Effective Date of Merger Greatland shall have no indebtedness for borrowed money outstanding. Since December 31, 1979, except as set forth in Exhibit D, Greatland has not:

            9.5.1 Issued or delivered or agreed to issue or deliver any stock, bonds or other corporate securities or debt instruments;

            9.5.2 Granted or agreed to grant any options, warrants or other rights calling for the issue or delivery of any stock, bonds or other corporate securities, or borrowed or agreed to borrow any funds;

            9.5.3 Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities shown on the balance sheet as of December 31, 1979 or incurred in the normal course of business subsequent to such date;

            9.5.4 Declared or made or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to its stockholder, or purchased or redeemed, or agreed to purchase or redeem, any of its stock;

            9.5.5 Mortgaged, pledged or subjected to lien, charge or any other encumbrance, or agreed so to do, any of its assets, tangible or intangible, except liens imposed by statute for the payment of obligations which are not delinquent;

            9.5.6 Sold or transferred or agreed to sell or transfer any of its assets, tangible or intangible, including but not limited to any franchise, patent, trademark, trade name or copyrights, or canceled or agreed to cancel any debts or claims, except in each case in the ordinary course of business;

            9.5.7 Suffered any extraordinary losses or waived any rights of substantial value;

            9.5.8 Entered into any transactions other than in the ordinary course of business;

            9.5.9 Increased the rate of compensation payable or to become payable by it to any of its officers, employees or agents over the rate paid to them on December 31, 1979, unless required by competitive conditions or union contract;

            9.5.10 Terminated any material contract, agreement, franchise, license or other instrument to which it is a party;

            9.5.11 Through negotiation or otherwise made a commitment or incurred any liability or obligation to any labor organization not binding and enforceable against it at December 31, 1979;

            9.5.12 Made or agreed to make any accrual or arrangement for payment of bonuses or special compensation of any kind to any officer or employee or agent, except as set forth in Exhibit D.

            9.5.13 Directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer, employee or agent, except as set forth in Exhibit D.

            9.5.14 Introduced any significant new method of management, operation or accounting in respect of its business or any of the assets, properties or rights applicable thereto;

            9.5.15 Reclassified its shares of capital stock into a different number of shares;

            9.5.16 Made capital expenditures or entered into commitments for capital expenditures other than with the prior written consent of TU-Alaska or other than in the ordinary course of business;

            9.5.17 Expended for repairs and maintenance or entered into commitments for those purposes amounts exceeding those amounts necessary in the ordinary course of business.

      9.6 All taxes imposed or which may be imposed or asserted by the United States, the State of Alaska or any municipality, which are due or payable by Greatland through December 31, 1979, have been paid in full or adequately provided for by the reserves shown in the books and records of Greatland; and with respect to the fiscal period commencing January 1, 1980 reserves have been established and shown in the books and records of account of Greatland for all such tax claims which have accrued or will accrue with respect to its operations during the period commencing on January 1, 1980, which reserves are and will be fully adequate for the payment of all such taxes and claims. Greatland has filed with all taxing authorities having jurisdiction over it all tax returns and reports required to be filed by it and no extension of time for the assessment of deficiencies or waiver of any statute of limitations exists or is in effect as to any such year.

      9.7 Greatland has good and marketable title to all its assets and properties, real, personal and mixed (including those reflected on its balance sheet as of December 31, 1979), free and clear of all liens, charges and encumbrances whatsoever, except for the lien of current taxes not delinquent. No such lien, charge or encumbrance interferes with the marketability of any property or with the use thereof or with the practical realization of the purposes for which said property was acquired or is utilized.

      9.8 All leases pursuant to which Greatland leases real or personal property (whether as lessor or as lessee) are described in Exhibit D attached hereto, and a copy of each such written lease has been provided to TU-Alaska. All of said leases are in good standing and are valid and effective in accordance with their respective terms and there is not any existing default or any event which with notice or lapse of time would constitute a default pursuant to such leases.

      9.9 All real property to which Greatland has title or claims title is described in Exhibit D. Greatland is not acquiring any real property pursuant to any contract of purchase.

      9.10 All currently used property, machinery, equipment and assets owned by Greatland or in which it has an interest are substantially in good operating condition and repair, subject only to ordinary wear and tear, are insured as set forth in Exhibit D and no notice of any proposed condemnation, violation or proposed change in zoning laws, building, fire or other laws, statutes or ordinances and regulations relating to such property, machinery or equipment and assets have been received.

      9.11 All assets, property, machinery and equipment used or intended for use in the business of Greatland are owned by it or leased to it under leases or agreements listed on the attached Exhibit D.

      9.12 Except as set forth on the balance sheet as of December 31, 1979 or in Exhibit D attached hereto, Greatland is not a party to any written or oral
(i) contract other than
is usual in a telephone business of the nature of Greatland's; (ii) contract which, to the knowledge or belief of Greatland, will result in an abnormal loss or will have a materially adverse effect on the financial condition or operations of Greatland; (iii) power of attorney to any person, firm or corporation for any purpose whatsoever; (iv) contract for the employment of any officer or employee except oral contracts immediately terminable by Greatland;
(v) contract with any labor union or other organization of employees or any agreement that contains severance or termination pay liability or obligations;
(vi) pension, savings, profit-sharing, deferred compensation, retirement, retainer, consultant, bonus, insurance, stock options, stock purchase or other incentive plan, arrangement or contract, or trust relating thereto, in effect with respect to employees or others, and whether legally binding or not; (vii) contracts with consultants, advisers, salesmen, sales representatives, distributors, brokers or dealers; (viii) contracts for the purchase of materials, supplies or equipment except in the ordinary course of business; or
(ix) leases or subleases of real or personal property under which it is lessee, lessor or sublessor.

      9.13 Greatland is not in default under any material contract to which it is a party or by which it is bound, nor does any condition or state of facts exist which, upon lapse of time, would constitute default thereunder, nor has Greatland had any notice of any claim of default under any such contract.

      9.14 Except as set forth in Exhibit D, there are no actions, suits or proceedings pending, or threatened against or affecting Greatland. Greatland is not in default with respect to any judgment, order, writ, injunction, decree, assessment or other command of any court or of any federal, state, municipal, or other governmental department, commission, commissioner, board, bureau, agency or instrumentality, domestic or foreign, having or asserting jurisdiction over Greatland. Except as set forth in Exhibit D and except for events and conditions relating to the telephone utility business and other business in general, there is no event, condition or trend of any character pertaining to the business and assets of Greatland that may reasonably be expected to substantially materially and adversely affect such business and assets or prevent such business from being carried on as heretofore.

      9.15 Set forth in Exhibit D attached hereto is a list of all insurance policies and bonds in force with respect to Greatland, any part of the premium or consideration for which is paid by Greatland, and copies of all such insurance policies and bonds are available to TU-Alaska for its inspection at its request. All such policies and bonds will continue to be maintained or renewed until the effective date of merger.

      9.16 Set forth in Exhibit D attached hereto is a list of the names and locations of all banks and other depositories in which Greatland maintains depository accounts, together with the names of each person authorized to draw thereon.

      9.17 Except as set forth in Exhibit D, no officer or director of Greatland owns, directly or indirectly, an ownership interest in any business, firm or corporation which is a party to, or in any property which is the subject of, business arrangements or agreements with Greatland.

      9.18 Greatland has in full force and effect a valid certificate of public convenience and necessity and such other franchises, licenses and permits as are necessary for it to conduct its business under all applicable laws and regulations, none of which (other than the Alaska Business License and the North Star Sales Tax License) will be terminated by the merger.

      9.19 No broker or finder is entitled to any brokerage or finder's fee in connection with the transaction contemplated by this Agreement.

      9.20 No representation or warranty contained in this Agreement, nor any document or certificate delivered to TU-Alaska pursuant to this Agreement or in connection with the actions contemplated hereby, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading.

      9.21 No consent of any creditor of Greatland or Newbery to this transaction is required.

      9.22 No authorization or approval of any governmental authority, other than the Alaska Public Utilities Commission, to the transactions contemplated by the Agreement and Plan of Merger (other than the exchange of TU Common Stock), is required.

                                    ARTICLE X

                   Representations and Warranties of TU-Alaska

            TU-Alaska represents and warrants to and agrees with Greatland as follows:

      10.1 TU-Alaska has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Alaska, with full power and authority to own its properties and conduct its business, is not qualified to do business as a foreign corporation in any other jurisdiction, and has no subsidiaries.

      10.2 The authorized capital stock of TU-Alaska is as set forth in Article III above and it has issued and outstanding only those shares of common stock set forth therein, all of which are owned by TU.

      10.3 Financial statements of TU attached hereto as Exhibit E, consisting of a statement of income for the year ending December 31, 1979 and a balance sheet dated December 31, 1979, are complete and correct in all material respects and fairly present the financial position and the results of operations of TU at the date and for the period to which they apply.

      10.4 TU-Alaska has delivered to Greatland complete, true and correct copies of its Articles of Incorporation and Bylaws as in effect as of a recent date.

      10.5 No representation or warranty contained in this Agreement nor any document or certificate delivered to Greatland pursuant to this Agreement or in connection with the actions contemplated hereby, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. Since December 31, 1979 there has been no material adverse change in the business, operations or financial condition of TU or TU-Alaska, except as disclosed in writing to Greatland or Newbery.

      10.6 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of the Articles of Incorporation or Bylaws of TU or TU-Alaska or any provisions of any agreement, order, arbitration award, judgment or decree to which TU or TU-Alaska is a party or by which it is bound.

      10.7 No consent of any creditor of TU or TU-Alaska to the transactions contemplated hereby is required.

      10.8 The shares of Common Stock of TU to be exchanged for shares of common stock of Greatland hereunder will be owned by TU-Alaska free and clear of all liens and encumbrances.

                                   ARTICLE XI

                             Covenants of Greatland

      11.1 Greatland agrees that it will at all times subsequent to the date of this Agreement and prior to the Effective Date of Merger, unless otherwise authorized in writing by TU-Alaska, operate its business in a normal manner consistent with past practice and Greatland will use its best efforts to cause the representations and warranties contained in Article IX hereof to be true as of the Effective Date of Merger.

      11.2 Greatland will cooperate with TU-Alaska in the preparation of an application to the Alaska Public Utilities Commission for approval of the transaction contemplated hereby.

      11.3 Prior to the Effective Date of Merger, Greatland will have converted, with the consent of Newbery, any indebtedness of Greatland for borrowed money outstanding to Newbery as of December 31, 1979, to capital stock of Greatland. On the Effective Date of Merger Greatland will have repaid to Newbery any indebtedness for borrowed money incurred by Greatland subsequent to December 31, 1979.

      11.4 Between the date hereof and the Effective Date of Merger Greatland will permit TU-Alaska to examine at any reasonable time its physical facilities and books and records for the purpose of determining whether the representations and warranties contained in Article IX are true and whether Greatland has performed the obligations assumed by it hereunder.

                                   ARTICLE XII

                             Covenants of TU-Alaska

      12.1 TU-Alaska will use its best efforts to cause the representations and warranties contained in Article X to be true as of the effective date of the merger.

      12.2 As quickly as possible following the date hereof, TU-Alaska will apply to the Alaska Public Utilities Commission for approval of the transactions herein contemplated.

                                  ARTICLE XIII

                             Undertakings of Newbery

            Newbery represents and warrants to and agrees with TU and TU-Alaska as follows:

      13.1 The representations and warranties contained in Article IX of the Agreement are true as of the date hereof and will be true on the Effective Date of Merger.

      13.2 Newbery will pay to TU or TU-Alaska as an indemnity the amount or amounts of any material loss, liability or expense which TU or TU-Alaska may sustain, including, without limiting the generality of the foregoing, attorneys' fees incurred by TU or TU-Alaska by reason of the incorrectness of the representations or breach of the warranties made by Newbery in Section 13.1 above. For the purpose of the foregoing, "material," in the event of any misrepresentation or breach of warranty not involving fraud, shall mean losses, liabilities or expenses in excess of $25,000 in the aggregate. Newbery's liability pursuant to this paragraph shall cease two years after the Effective Date of Merger except as to claims asserted by TU or TU-Alaska against Newbery in writing prior to such time.

      13.3 Newbery warrants and represents that it is taking the shares of common stock of Telephone Utilities, Inc. to be exchanged for Greatland common stock pursuant to Article VII of the Agreement (the "TU Shares") for its own account and for investment and not with a view to the resale or distribution thereof. It is agreed that the certificates representing the TU Shares issued to Newbery may bear substantially the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale except in compliance with the Agreement and Plan of Merger dated _________ , 1980, between the registered owner hereof and the Corporation, a copy of which is available at the office of the Corporation."

      13.4 Newbery agrees that it will not, directly or indirectly, offer or sell, transfer or otherwise dispose of all or any portion of the TU Shares, or solicit any offer to buy, purchase or otherwise acquire all or any portion of the TU Shares except in the manner and to the extent described (1) in a Registration Statement in effect under the Securities Act of 1933 covering the TU Shares delivered to them pursuant to the Agreement and as to which a prospectus meeting the requirements of the Act is available for delivery, and a permit or permits, if applicable, shall have become effective under the Blue Sky Laws of those states having jurisdiction; or (2) in the opinion of counsel of Newbery, which opinion is in form and substance satisfactory to counsel to TU, or in the opinion of counsel to TU, to the effect such proposed offer, sale, transfer or other disposition of the TU Shares may be made without such registration and the availability of a prospectus meeting the requirements of the Act.

      13.5 Newbery grants to TU a right of first refusal to purchase the TU Shares in the event Newbery desires to sell, transfer or otherwise dispose of any or all of the TU Shares. Newbery shall give TU written notice of any such intended sale, transfer or other disposition and the terms and conditions thereof. Within 15 days of receipt of such notice, TU may, at its option, elect to purchase the TU Shares referred to in the notice upon substantially the same terms and conditions as are set forth in the notice. If TU does not elect to purchase the TU Shares, and Newbery fails to make the transfer disclosed in the notice within 30 days following the expiration of the time given to TU for its election, then such TU Shares shall again be subject to this first right of refusal.

      13.6 Newbery also grants to TU an option to purchase the TU Shares should Newbery exercise its registration rights in respect of the TU Shares under Sections 14.3 and 14.4 of this Agreement. Within 15 days of receipt by TU of written notice of such exercise from Newbery, TU may, at its option, purchase the TU Shares referred to in the notice for an amount in cash per share equal to the average of the over-the-counter bid price for Common Stock of TU for the 90-day period preceding the date of receipt by TU of such notice.

                                   ARTICLE XIV

                               Undertakings of TU

            TU represents and warrants to and agrees with Newbery and Greatland as follows:

      14.1 The representations and warranties contained in Article X of the Agreement are true as of the date hereof and will be true on the Effective Date of Merger.

      14.2 TU will pay to Newbery or Greatland as an indemnity the amount or amounts of any material loss, liability or expense which Newbery or Greatland may sustain, including, without limiting the generality of the foregoing, attorneys' fees incurred by Newbery or Greatland by reason of the incorrectness of the representations or breach of the warranties made by TU in Section 14.1 above. For the purpose of the foregoing, "material," in the event of any misrepresentation or breach of warranty not involving fraud, shall mean losses, liabilities or expenses in excess of $25,000 in the aggregate. TU's liability pursuant to this paragraph shall cease two years after the Effective Date of Merger except as to claims asserted by Newbery or Greatland against TU in writing prior to such time.

      14.3 TU will give certain registration rights to Newbery in respect of the shares of TU common stock received by Newbery pursuant to this agreement (the
TU Shares). If at any time within three (3) years following the Effective Date of Merger TU receives written notice from Newbery stating that Newbery proposes to offer and sell to the public all of the TU Shares then owned by Newbery (adjusted for any stock dividends, stock splits, reverse stock splits or similar transactions), TU will prepare and file with the Securities and Exchange Commission ("SEC"), subject to the conditions hereinafter set forth, a registration statement under the 1933 Act to cover the sale of the TU Shares to be sold by Newbery. The obligation of TU to file a registration statement pursuant to this Section 14.3 shall be subject to the following conditions:

            (i) TU will be required to prepare and file not more than one such registration statement.

            (ii) TU shall not be required to file any registration statement if as of the date upon which notice is first given to TU pursuant to this Section 14.3, less than six (6) months shall have elapsed since the effective date of any other registration statement covering securities of TU in which Newbery has been offered the opportunity to include the TU Shares;

            (iii) TU shall have the right to require Newbery to postpone for a reasonable period of time, not to exceed ninety (90) days, the offering for sale of the shares covered by such registration statement if TU, at the time it receives the request for registration, intends to make or is about to make an offering of its securities and the investment banker for TU reasonably believes that such offering would be materially adversely affected by the sale of such shares;

            (iv) TU shall use its best efforts to cause the registration statement filed pursuant to this Section 14.3 to become effective as soon as reasonably possible after it receives written request therefor from Newbery and to cause such registration statement to remain current and effective during the period commencing with the initial effective date thereof, and ending on the earlier of (1) the date on which the last of the shares of Newbery covered by such registration statement is distributed, or (2) the expiration of 60 days after the effective date of such registration. TU will use all reasonable efforts to register or qualify the shares covered by such registration statement pursuant to the securities or Blue Sky laws of such jurisdictions as Newbery (or the underwriter in the case of a firm underwriting) shall reasonably request, except that TU shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

            (v) Newbery shall pay (a) one-half of all costs and expenses incurred in connection with the preparation, filing and processing of a registration statement pursuant to this Section 14.3, including all SEC filing fees, attorney and accountant fees of TU, Blue Sky filing fees and printing costs, and (b) all fees of counsel separately retained by Newbery, brokerage fees, underwriting discounts and expenses of underwriters, and transfer taxes.

      14.4 In the event that at any time prior to the expiration of three (3) years following the Effective Date of Merger, TU proposes to file with the SEC a Registration Statement for the purpose of registering any of its securities under the 1933 Act for sale on its own behalf in an underwritten public offering for cash, TU shall give written notice of such intention to Newbery thirty (30) days prior to filing. Newbery may request in writing delivered to TU within fifteen (15) days after receipt of any such notice that its shares, or any of them, be included for sale under such registration statement, which request shall state the number of shares to be sold; provided, however, that TU shall in its absolute discretion have the right to select any underwriters, including the managing underwriters of any public offering of shares covered by this Section
14.4 and shall have the sole control over the filing, amending, withdrawing and other dealing in and with any registration statement covered by this Section 14.4, and nothing herein shall be deemed to create any liability of TU to Newbery if TU, in its sole discretion, should decide not to file such registration statement or to withdraw such registration statement. Newbery shall pay part of the expenses of any registration in which it has participated pursuant to this Section 14.4 in accordance with the following provisions:

            (a) Newbery shall pay its proportionate share (being such a portion as the market value of the shares of Newbery being offered bears to the total market value of all securities included in such registration statement, for which purpose market value shall mean the public offering price) of the registration fee of the SEC, of any fees of the National Association of Security Dealers, Inc., underwriting discounts and expenses of underwriters, brokerage fees and transfer taxes, and registration fees relating to state securities registrations and other Blue Sky fees and expenses; and

            (b) In addition, Newbery shall pay all fees and disbursements of its counsel and accountants and of other persons retained by Newbery and fees of any custodian or escrow agent holding the shares being offered by Newbery.

      14.5 Newbery by its written request for the filing of or participation under a registration statement pursuant to Section 14.3 or 14.4 hereof shall agree to cooperate with TU in the preparation and filing of any registration statement covered by Sections 14.3 or 14.4, including but not limited to, the furnishing of such information and the execution and delivery of such documents as TU or any proposed managing underwriter may reasonably request in order to insure compliance with the 1933 Act, the Securities and Exchange Act of

1934 and the rules and regulations of the SEC promulgated under each of such Acts, and shall agree for the purposes of any offering pursuant to Section 14.4 to place their shares in custody or in escrow at the time of filing of the registration statement.

      14.6 In the event of any registration of shares of TU common stock pursuant to this Agreement.

            (a) TU will indemnify and hold harmless Newbery and each person, if any, who controls Newbery within the meaning of the 1933 Act and any underwriting or selling broker involved in the sale of such shares against any losses, claims, damages or liabilities, joint or several, to which Newbery or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or post-effective amendment, on its effective date, and any final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse Newbery for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that TU will not be liable in any such event to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement or post-effective amendment, any final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by Newbery or a representative or agent of Newbery or any underwriter for use in the preparation thereof; and provided further, however, that, notwithstanding the foregoing, the obligation of TU to indemnify and hold harmless Newbery shall be conditional to the extent necessary so as to comply with paragraphs (a) and (b) of the Note to Rule 460 under the 1933 Act or with provisions replacing or generally comparable to such paragraphs (a) and (b) as they now exist. TU shall not be required to indemnify Newbery or any controlling person for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by TU.

            (b) Newbery by its written request for the filing of or participation under a registration statement pursuant to Section 14.3 or 14.4 (or as a written undertaking which may be required by TU before acting thereunder), will indemnify and hold harmless TU, each of its directors, each of its officers who has signed any such registration statement or post-effective amendment, each person, if any, who controls

TU within the meaning of the 1933 Act and any underwriter or selling broker involved in selling shares in any such registration, against any losses, claims, damages or liabilities, joint or several, to which TU, its officers or directors, or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement or post-effective amendment, any final prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission of or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, as such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement or post-effective amendment, such final prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished by Newbery or a representative or agent of Newbery or any underwriter for use in the preparation thereof; and will reimburse any legal or other expenses reasonably incurred by TU or any such director, officer or controlling person in connection with investigating or defending any such loss, claim damage, liability or action. Newbery shall not be required to indemnify TU or its directors and officers for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by Newbery; and

            (c) Any person obligated hereunder to indemnify and hold harmless another shall be entitled to receive from the other person written notice of the claim or demand, for which such person may have an indemnification obligation, and shall have the right to participate with counsel of his choice in any action or proceeding involving any such claim or demand so long as such participation does not adversely affect the rights of the party principally defending the matter.

      14.7 The rights granted to Newbery under Sections 14.3 through 14.6 are personal to Newbery and shall not be assignable or transferable, in whole or in part, by operation of law or otherwise, to any person.

                                   ARTICLE XV

                      Conditions to TU-Alaska's Obligations

            The obligations of TU-Alaska under this Agreement are subject to the satisfaction on or prior to the Effective Date of Merger of the following conditions:

      15.1 Greatland shall have furnished to TU-Alaska a certificate of Greatland executed by the president or vice president of Greatland dated as of the Effective Date of Merger to the effect that each of the representations and warranties contained in Article IX herein are true as of the date of the certificate as fully as if made upon such date or if such representations and warranties are not true as of such date, shall set forth the facts with regard thereto and TU-Alaska shall have waived any failure of such representations and warranties to be true as of such date.

      15.2 The directors and stockholder of Greatland shall have authorized the transactions contemplated herein in the manner required by law. Greatland shall have furnished to TU-Alaska a copy of the resolutions of the directors and stockholder of Greatland authorizing the transaction contemplated hereby certified by the secretary of Greatland.

      15.3 Greatland shall have performed all of the covenants and obligations assumed by it hereunder and shall have furnished to TU-Alaska proof thereof in such form as its counsel may reasonably require.

      15.4 Greatland shall have furnished to TU-Alaska an opinion dated as of the Effective Date of Merger of counsel for Greatland, in form and substance satisfactory to counsel for TU-Alaska, to the effect that (i) Greatland is a corporation duly organized, existing and in good standing under the laws of the State of Alaska and has the corporate power to own or lease its properties and to carry on its business as now being conducted; (ii) the authorized and issued capital stock of Greatland is as represented herein; (iii) all issued and outstanding shares of the capital stock of Greatland have been validly issued and are fully paid and non-assessable and that such counsel have reviewed the minutes and corporate records of Greatland and to the best of their knowledge there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating Greatland to issue any additional shares of stock of any class or securities convertible into shares of stock of any class; (iv) such counsel do not know of any defects in the title of Greatland to its respective real or personal properties, except as set forth in Exhibit D attached to the Agreement; (v) the Agreement has been duly executed and is a legal, valid and binding obligation, enforceable in accordance with its terms and when articles of merger in the form set forth in Exhibit A with the Agreement attached have been duly filed, Greatland shall be effectively merged into TU-Alaska; (vi) Greatland has in full force and effect a valid certificate of public convenience and necessity and such other franchises, licenses and permits as are necessary for it to conduct its business under all applicable laws and regulations none of which will be terminated by the merger
(vii) the transactions contemplated by the Agreement (other than the exchange of TU Common Stock) have been duly authorized by all necessary governmental authorities including the Alaska Public Utilities Commission; and (viii) Newbery, as the sole shareholder of Greatland, will be bound to indemnify TU and TU-Alaska as provided in the Agreement for any material loss, as herein defined, by reason of the incorrectness of any of the representations or breach of any warranty contained in the Agreement with respect to which indemnity is provided.

      15.5 All necessary approval of any governmental body to the transaction herein contemplated, including approval of the Alaska Public Utilities Commission, shall have been obtained.

      15.6 The action entitled City of Fairbanks, dba Fairbanks Municipal Utilities System vs. Alaska Public Utilities Commission and Wire Communications Inc., dba Great Land Telephone ("WCI"), Alaska Supreme Court Case No. 3977, shall have been finally decided in WCI's favor to the effect that WCI was granted a valid certificate of public convenience and necessity for the service area in which Greatland presently conducts its business, or such action and subsequent proceedings shall have resulted in the grant to Greatland or TU-Alaska of a valid certificate of public convenience and necessity for the service area in which Greatland presently conducts its business (it being understood that TU-Alaska shall have no affirmative obligation to seek to obtain such a certificate in connection with this Section 15.6).

                                   ARTICLE XVI

                      Conditions to Greatland's Obligations

            The obligations of Greatland under the Agreement are subject to the satisfaction on or prior to the Effective Date of Merger of the following conditions:

      16.1 TU-Alaska shall have furnished to Greatland certificate of TU-Alaska executed by the president or vice president of TU-Alaska dated as of the Effective Date of Merger to the effect that each of the representations and warranties contained in Article X herein are true as of the date of the certificate as fully as if made upon such date or if such representations and warranties are not true as of such date, shall set forth the facts with regard thereto and Greatland shall have waived any failure of such representation and warranties to be true as of such date.

      16.2 The directors and stockholder of TU-Alaska shall have authorized the transactions contemplated herein in the manner required by law. TU-Alaska shall have furnished to Greatland a copy of the resolutions of the directors and stockholder of TU-Alaska authorizing the transaction contemplated hereby certified by the secretary of TU-Alaska.

      16.3 TU-Alaska shall have performed all of the covenants and obligations assumed by it hereunder and shall have furnished to Greatland proof thereof in such form as its counsel may reasonably require.

      16.4 TU-Alaska shall have furnished to Greatland an opinion dated as of the effective date of the merger of counsel to TU-Alaska in form and substance satisfactory to counsel for Greatland, to the effect that (i) TU-Alaska is a corporation duly organized and validly existing under the laws of the State of Alaska with full power and authority to own its properties and conduct its business, (ii) the authorized and issued capital stock of TU-Alaska is as represented herein, (iii) the Agreement has been duly authorized by the Board of Directors and stockholder of TU-Alaska and the filing of Articles of Merger as provided therein has been duly approved by both the directors and stockholder of TU-Alaska, (iv) the agreements on the part of TU-Alaska to be performed as provided in the Agreement are valid and binding upon TU-Alaska, and when Articles of Merger are filed as provided in the Agreement, the Agreement and Plan of Merger will have the effect set forth therein, (v) the exchange of shares of Common Stock of TU contemplated hereby has been duly authorized by all necessary governmental authorities. (vi) to the knowledge of counsel no consent of any person to the transaction contemplated by the Agreement which has not been obtained is required, and (vii) TU, as the sole shareholder of TU-Alaska, will be bound to indemnify Newbery and Greatland as provided in the Agreement for any material loss, as herein defined, by reason of the incorrectness of any of the representations or breach of any warranty contained in the Agreement with respect to which indemnity is provided.

      16.5 All necessary approval of any governmental body to the transactions herein contemplated, including approval of the Alaska Public Utilities Commission, shall have been obtained.

                                  ARTICLE XVII

                          Termination of This Agreement

            This Agreement and the transactions contemplated hereby may be terminated at any time prior to the effective date of the merger:

      (a) By the mutual consent of the Boards of Directors of Greatland and TU-Alaska;

      (b) By the Board of Directors of either TU-Alaska or Greatland if such transaction shall not have been consummated by December 31, 1980 and if the corporation wishing to terminate is not responsible for the failure to consummate the transaction by such time;

      (c) By the Board of Directors of TU-Alaska or Greatland if in the opinion of either of such Boards there has been a material breach of the representations and warranties of the other party set forth herein;

      (d) By the Board of Directors of Greatland if the conditions provided in
Article XVI of the Agreement have not been met within a reasonable time and have not been waived by Greatland;

      (e) By the Board of Directors of TU-Alaska if the conditions provided in
Article XV of the Agreement have not been met within a reasonable time and have not been waived by TU-Alaska;

      (f) By the Board of Directors of either TU-Alaska or Greatland if either of such Boards shall determine, in its sole discretion, that the transactions contemplated by the Agreement have become inadvisable or impracticable by reason of any judgment, decree or order entered in any proceeding involving either TU-Alaska or Greatland or by reason of the threat or institution by any state, local or federal governmental authorities of any material litigation or proceedings against any of the parties.

            DATED as of the year and date above written.

                                      TELEPHONE UTILITIES OF ALASKA, INC.

                                      By /s/ A. M. Gleason
                                         ---------------------------------------
                                         A. M. Gleason, President


                                      TELEPHONE UTILITIES, INC.

                                      By /s/ A. M. Gleason
                                         ---------------------------------------
                                         A. M. Gleason, President


                                      GREATLAND TELEPHONE COMPANY

                                      By
                                         ---------------------------------------
                                                      President


                                      NEWBERY ENERGY CORPORATION

                                      By
                                         ---------------------------------------

                               ARTICLES OF MERGER
                                       OF
               GREATLAND TELEPHONE COMPANY (AN ALASKA CORPORATION)
          WITH AND INTO TELEPHONE UTILITIES OF ALASKA, INC. (AN ALASKA
                     CORPORATION), A WHOLLY OWNED SUBSIDIARY
             OF TELEPHONE UTILITIES, INC. (A WASHINGTON CORPORATION)

            Pursuant to the provisions of the Alaska Business Corporation Act, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Greatland Telephone Company, an Alaska corporation, with and into Telephone Utilities of Alaska, Inc., an Alaska corporation and a wholly owned subsidiary of Telephone Utilities, Inc., a Washington corporation.

      1. The Agreement and Plan of Merger attached hereto, marked Exhibit A and by this reference made a part hereof, was approved by the shareholders of Greatland Telephone Company and by the sole shareholder of Telephone Utilities of Alaska, Inc., Telephone Utilities, Inc., in the manner prescribed by the Alaska Business Corporation Act.

      2. The number of shares of Greatland Telephone Company outstanding and entitled to vote and the total number of shares voted for and against such plan of merger were, respectively, as follows:

             Number of               Number of          Number of
             Shares                  Shares             Shares
             Outstanding             Voted For          Voted Against
             -----------             ---------          -------------

                1,000                  1,000                None

      3. The number of shares of Telephone Utilities of Alaska, Inc. outstanding and entitled to vote and the total number of shares voted for and against such plan of merger were, respectively, as follows:

             Number of               Number of          Number of
             Shares                  Shares             Shares
             Outstanding             Voted For          Voted Against
             -----------             ---------          -------------

                  500                    500                None

            DATED this        day of              , 1980.

                                      GREATLAND TELEPHONE COMPANY,
                                        an Alaska corporation

                                      By
                                        ----------------------------------------
                                                                       President

                                      By
                                        ----------------------------------------
                                                                       Secretary


                                      TELEPHONE UTILITIES OF ALASKA, INC.,
                                         an Alaska corporation

                                      By
                                        ----------------------------------------
                                                                       President

                                      By
                                        ----------------------------------------
                                                                       Secretary


                                      TELEPHONE UTILITIES, INC.,
                                         a Washington corporation

                                      By
                                        ----------------------------------------
                                                                       President

                                      By
                                        ----------------------------------------
                                                                       Secretary

            Each of the undersigned declares under penalty of perjury that he has examined the foregoing Articles of Merger and to the best of his knowledge and belief they are true, correct and complete.


                                     -------------------------------------------

                                     -------------------------------------------

                                     -------------------------------------------

================================================================================

                                 ---------------
                                 State of Alaska
                                 ---------------



                 -----------------------------------------------
                 Department of Commerce and Economic Development
                 -----------------------------------------------

                                   Certificate

      The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Merger, duly signed and verified pursuant to the provisions of the Alaska Business Corporation Act, have been received in this office and are found to conform to law.

      ACCORDINGLY the undersigned, as such Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Merger of

                       JUNEAU & DOUGLAS TELEPHONE COMPANY
                                      INTO
                       TELEPHONE UTILITIES OF ALASKA, INC.

and attaches hereto a duplicate original of the Articles of Merger.

                                    IN TESTIMONY WHEREOF, I execute this
                                    Certificate and affix the Great Seal of the
                                    State of Alaska this 22nd day of April, A.D.
                                    1986


[SEAL]                              /s/ Loren H. Lounsbury

                                    LOREN H. LOUNSBURY
                                    COMMISSIONER OF COMMERCE AND
                                      ECONOMIC DEVELOPMENT

================================================================================

                                                             FILED FOR RECORD
                                                              STATE OF ALASKA
                                                                APR 22 1986
                                                          DEPARTMENT OF COMMERCE
                                                          & ECONOMIC DEVELOPMENT

                               ARTICLES OF MERGER
                                       OF
                      JUNEAU AND DOUGLAS TELEPHONE COMPANY
                                      INTO
                       TELEPHONE UTILITIES OF ALASKA, INC.

      Pursuant to the provisions of Sections 10.05.396 and 10.05.399 of the Alaska Business Corporation Act, JUNEAU AND DOUGLAS TELEPHONE COMPANY, an Alaska corporation (hereinafter referred to as the "Merging Corporation") and TELEPHONE UTILITIES OF ALASKA, INC., an Alaska corporation (hereinafter referred to as the "Surviving Corporation") hereby adopt the following Articles of Merger for the purpose of merging the Merging Corporation into the Surviving Corporation.

                                    ARTICLE I

      The Plan of Merger is attached hereto and incorporated herein by reference. The Plan of Merger was duly approved by the directors and shareholders of both the Merging and Surviving Corporations in the manner prescribed by the Alaska Business Corporation Act.

                                   ARTICLE II

      As to the Merging Corporation, there are 4,570 shares issued and outstanding. All of such shares are of the same class, and thus no shares are entitled to vote by class. As to the Surviving Corporation, there are 500 shares issued and outstanding. All of such shares are of the same class, and thus no shares are entitled to vote by class.

                                   ARTICLE III

      All 4,570 issued and outstanding shares of JUNEAU AND DOUGLAS TELEPHONE COMPANY, the Merging Corporation, and all 500 issued and outstanding shares of TELEPHONE UTILITIES OF ALASKA, INC., the Surviving Corporation, voted for in favor of the Plan of Merger. No shares of either corporation voted against the Plan of Merger.

      IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger, this 28th day of April, 1986.

                                      JUNEAU AND DOUGLAS TELEPHONE COMPANY

                                      By: /s/ Charles E. Robinson
                                          --------------------------------------
                                               President

[Seal]
                                      Attest /s/ Marilyn E. Bain
                                             -----------------------------------
                                               Assistant Secretary


                                      TELEPHONE UTILITIES OF ALASKA, INC.

                                      By: /s/ Charles E. Robinson
                                          --------------------------------------
                                                President

[Seal]
                                      Attest /s/ Marilyn E. Bain
                                             -----------------------------------
                                                Assistant Secretary


Articles of Merger - Page 2

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF CLARK      )

      I, Jeannette M. Littlefield, a notary public, do hereby certify that on this 28th day of April, 1986, personally appeared before me Charles E. Robinson and Marilyn E. Bain, who being by me first duly sworn, declared that they are the President and Assistant Secretary, respectively, of Juneau and Douglas Telephone Company, which is one of the corporations party to the foregoing merger, that they signed the foregoing document as President and Assistant Secretary of the corporation, and that the statements therein contained are true.

                                      /s/ Jeannette M. Littlefield
                                      ----------------------------------------
[Seal]                                Notary Public in and for the
                                      State of Washington
                                      My Commission expires: 1/02/90

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF CLARK      )

      I, Jeannette M. Littlefield, a notary public, do hereby certify that on this 28th day of April, 1986, personally appeared before me Charles E. Robinson and Marilyn E. Bain, who being by me first duly sworn, declared that they are the President and Assistant Secretary, respectively, of Telephone Utilities of Alaska, Inc., which is one of the corporations party to the foregoing merger, that they signed the foregoing document as President and Assistant Secretary of the corporation, and that the statements therein contained are true.

                                      /s/ Jeannette M. Littlefield
                                      ----------------------------------------
[Seal]                                Notary Public in and for the
                                      State of Washington
                                      My Commission expires: 1/02/90


Articles of Merger - Page 3

                                                             FILED FOR RECORD
                                                              STATE OF ALASKA
                                                                APR 22 1986
                                                          DEPARTMENT OF COMMERCE
                                                          & ECONOMIC DEVELOPMENT

                                 PLAN OF MERGER
                                       OF
                      JUNEAU AND DOUGLAS TELEPHONE COMPANY
                                      INTO
                       TELEPHONE UTILITIES OF ALASKA, INC.

      PLAN OF MERGER dated this 28th day of April, 1986, pursuant to the laws of the State of Alaska, by and between JUNEAU AND DOUGLAS TELEPHONE COMPANY, an Alaska corporation, and TELEPHONE UTILITIES OF ALASKA, INC., an Alaska corporation.

      1. Names of Corporation. The name of the corporation proposing to merge is JUNEAU AND DOUGLAS TELEPHONE COMPANY (hereinafter sometimes designated the "Merging Corporation") and the name of the corporation into which it proposes to merge is TELEPHONE UTILITIES OF ALASKA, INC. (hereinafter sometimes designated the "Surviving Corporation").

      2. Terms and Conditions. Upon this Plan of Merger becoming effective:

            (a) Juneau and Douglas Telephone Company (the Merging Corporation) shall be merged into Telephone Utilities of Alaska, Inc. which shall be the Surviving Corporation;

            (b) The corporate existence of the Merging Corporation shall cease;

            (c) The corporate existence of Telephone Utilities of Alaska, Inc., as the Surviving Corporation, shall continue;

            (d) The Articles of Incorporation and Bylaws in effect, and the Officers and Directors in office in the Surviving Corporation immediately prior to this Plan of Merger becoming effective shall remain the same; and

            (e) The name of the Surviving Corporation shall remain Telephone Utilities of Alaska, Inc.

      3. Manner of Converting Shares.

            (a) The capital stock of the Surviving Corporation consists of 1,000 shares of common stock without par value, of which 500 shares are issued and outstanding (all of which are owned by Pacific Telecom, Inc., a Washington corporation). The capital stock of the Merging Corporation consists of 10,000 shares of common stock of $10 par value, of which 4,570 shares are issued and outstanding (all of which are owned by Pacific Telecom, Inc., a Washington corporation).

            (b) Upon this Plan of Merger becoming effective, the capital stock of the Merging Corporation shall be completely cancelled, and the capital stock of the Surviving Corporation shall remain the same.

      4. Change in Articles of Incorporation. No change in the Articles of Incorporation of Telephone Utilities of Alaska, Inc., the Surviving Corporation, shall be effected by the merger.

      5. Assignments. If at any time the Surviving Corporation shall deem or be advised that any conveyances, assignments, assurances, deeds or other instruments are necessary or desirable to vest, or to perfect or confirm of record or otherwise, in the Surviving Corporation the title to any property acquired or to be acquired by reason of or as a result of the merger provided for by this Plan of Merger, the proper Officers and Directors of the Merging Corporation shall and will execute and deliver all such instruments and will do all things necessary or proper so to vest, perfect, or confirm title to such property in the Surviving Corporation and otherwise to carry out the purpose of this Plan of Merger.

      6. Abandonment. The merger provided for herein may be abandoned at any time before this Plan of Merger becomes effective by vote of the Board of Directors of the Merging Corporation or the Surviving Corporation.

      7. Effective Date. This Plan of Merger shall be effective upon the issuance of the Certificate of Merger by the Commissioner of Commerce and Economic Development, State of Alaska.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed as of the day and year first above written.

                                      JUNEAU AND DOUGLAS TELEPHONE COMPANY

Attest: /s/ Marilyn E. Bain           By: /s/ Charles E. Robinson
        ---------------------------       --------------------------------------
          Assistant Secretary               President

[SEAL]


                                      TELEPHONE UTILITIES OF ALASKA, INC.

Attest: /s/ Marilyn E. Bain           By: /s/ Charles E. Robinson
        ---------------------------       --------------------------------------
          Assistant Secretary               President

[SEAL]

                                                               FILE NO.: 21537-D
================================================================================

                                 State of Alaska
                 Department of Commerce and Economic Development
                Division of Banking, Securities and Corporations

                                   CERTIFICATE
                                       OF
                                    AMENDMENT

The undersigned, as Commissioner of Commerce and Economic Development of the State of Alaska, hereby certifies that duplicate originals of Articles of Amendment to the Articles of Incorporation, duly signed and verified pursuant to the provisions of the Alaska Corporations Code, have been received in this office and are found to conform to law.

ACCORDINGLY, the undersigned, as Commissioner of Commerce and Economic Development, and by virtue of the authority vested in him by law, hereby issues this Certificate of Amendment to the Articles of Incorporation of

                       TELEPHONE UTILITIES OF ALASKA, INC.

and attaches hereto a duplicate original of the Articles of Amendment.

                               IN TESTIMONY WHEREOF, I execute this certificate
[SEAL] and affix the Great Seal of the State of Alaska on December 30, 1991.

+
                                    Dr. Glenn A. Olds
08-126A (Rev. 9/88)                 COMMISSIONER OF COMMERCE
5842M                               AND ECONOMIC DEVELOPMENT

       Issued By: Corporations Section, P.O. Box D, Juneau, Alaska 99811,
                            Telephone (907) 465-2530

================================================================================

                                                            Filed for Record
                                                             State of Alaska

                                                               DEC 30 1991

                                                         Department of Commerce
                                                        and Economic Development

                            ARTICLES OF AMENDMENT TO

                        THE ARTICLES OF INCORPORATION OF

                       TELEPHONE UTILITIES OF ALASKA, INC.

      PURSUANT TO AS 10.06.502-.526, Article 7 of the Alaska Corporations Code, the following Articles of Amendment are presented for filing:

      FIRST: The name or the corporation is Telephone Utilities of Alaska, Inc.

      SECOND: The amendment adopted is: Articles I through IX, being the entire Articles of Incorporation, are deleted and the following provisions are adopted:

                                    ARTICLE I

      The name or this corporation is Telephone Utilities of Alaska, Inc.

                                   ARTICLE II

      The object and purposes for which this corporation is formed are as follows:

      (a) This corporation shall have all the powers to do and transact any and all actions and have all of the powers mentioned and set forth directly or by inference in the Alaska Statutes, Title 10, Chapter 6, including AS 10.06.010.

      (b) Without in any manner intending to limit the powers specified in the Alaska Statutes, this corporation, at its inception and as its main corporate purpose, shall engage in the business of providing and maintaining telecommunications in the State of Alaska.

                                   ARTICLE III

      The authorized capital stock of this corporation shall be 1,000 shares of nonassessable common stock fully voting, fully participating, without par value.

                                   ARTICLE IV

      To the extent available, both retained earnings and paid-in capital may be used for the purchase and redemption of common stock issued by this corporation.

      No holder of any stock of this corporation shall be entitled, as a matter of right, to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, bonds, notes, debentures or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares.

                                    ARTICLE V

      To the full extent permitted by law and subject only to those limitations expressly stated in AS 10.06.210 (1)(M), no director of this corporation shall have any personal liability to the corporation or its shareholders for monetary damages for the breach of fiduciary duty as a director. This provision shall apply in addition to, and not in substitution for, indemnification provisions contained in this corporation's Bylaws or provided by contract.

                                   ARTICLE VI

       The names and address of each alien affiliate of this corporation are:

                         TRT/FTC Communications Limited
                         13-19  Curtain Road
                         London EC2A 3LT

                         TRT Data Products Communications
                         Avenida Samuel Lewis
                         Apartado 6-5902
                         El Dorado, Panama
                         Republic de Panama

                                   ARTICLE VII

      The management of the affairs and concerns of this corporation is hereby vested in its Board of Directors. The number of directors shall be fixed from time to time by the Bylaws.

      THIRD: The date of the approval of the amendment by the board and outstanding shares is November 7, 1991.

      FOURTH: The number of shares outstanding, the number of shares entitled to vote, and, if the shares of a class are entitled to vote as a class, the designation and number of outstanding shares of each class entitled to vote are:

      (a) The number of shares outstanding and entitled to vote is 500.

      (b) The number of shares of a class entitled to vote as a class is none.

      (c) The designation and number of outstanding shares of each class entitled to vote is none.

      FIFTH: The number of shares voted for and against the amendment and, if the shares of a class are entitled to vote as a class, the number of shares of each class voted for and against the amendment or, if shares have not been issued, a statement to that effect:

      (a) The number of shares voted for the amendment is 500.

      (b) The number of shares voted against the amendment is 0.

      SIXTH: The manner in which an exchange, reclassification, or cancellation of issued shares is to be carried out if the amendment provides for an exchange, reclassification, or cancellation of issued shares and is not set out in the amendment: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

      Executed this 19th day of December, 1991.

                                    TELEPHONE UTILITIES OF ALASKA, INC.

                                    By /s/ Theodore D. Berns
                                       -----------------------------------
                                       Theodore D. Berns
                                       President & Chief Operating
                                         Officer

                                    and

                                    By /s/ Donn T. Wonnell
                                       -----------------------------------
                                       Donn T. Wonnell
                                       Vice President & Secretary

                                  VERIFICATION

STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF CLARK       )

      I , Theodore D. Berns, say on oath or affirm that I have read the foregoing Articles of Amendment to the Articles of Incorporation and believe all statements made therein are true.


                                     /s/ Theodore D. Berns
                                     ------------------------------------
                                     Theodore D. Berns
                                     President & Chief Operating
                                     Officer

      SUBSCRIBED AND SWORN TO or affirmed before me at Vancouver, Washington, this 19th day of December, 1991.


                                     /s/ [ILLEGIBLE]
                                     ------------------------------------
                                     NOTARY PUBLIC in and for Washington
                                     My Commission expires: 8-3-95